Exhibit 5.1

Reed Smith LLP
112, avenue Kleber
75016 Paris
France
Téléphone : +33 (0)1 76 70 40 00
Fax: +33 (0)1 76 70 41 19
reedsmith.com

July 11, 2019

BIOPHYTIS S.A.
14, Avenue de l’Opéra
75001 Paris
France

Ladies and Gentlemen,

Re. Registration Statement on Form F-1, as amended (File No. 333-231655) relating to the Offering of up to 17,250,000 ordinary shares of BIOPHYTIS S.A.

1.                                               INTRODUCTION AND PURPOSE

1.1.                                     We have acted as French counsel to the Company (as such term is defined below) in connection with:

(a)                       the offering (the “Offering”) of ordinary shares of Biophytis S.A., a société anonyme à conseil d’administration organised under the laws of France, registered with the Registre du commerce et des sociétés of Paris under number 492 002 225 (the “Company”), which Offering consists of the issue and sale of:

•                                up to an aggregate of 15,000,000 ordinary shares with a nominal value of €0.20 (the “Ordinary Shares”), consisting of (i) 5,000,000 Ordinary Shares to be issued primarily to qualified investors (including in Europe) (the “Initial Shares”) and (ii) 10,000,000 Ordinary Shares to be issued in the form of American Depositary Shares (“ADSs”) primarily in the United States, but also in countries outside the United States (the “Initial ADSs”), with each Initial ADS representing the right to receive 10 Ordinary Shares; and

•                                up to an additional 2,250,000 ordinary shares (to be delivered in the form of ADSs (the “Option ADSs”)) in case of the exercise of the overallotment option (the Initial Shares, the Initial ADSs and the Option ADSs are referred to as “Offered Securities”); and

(b)                       the admission to trading and listing on (i) the Regulated Market of Euronext Growth in Paris (“Euronext Growth Paris”) of the Initial Shares and (ii) the Nasdaq Global Market of the Initial ADSs and, as the case may be, the Option ADSs.

This communication is confidential and may be privileged or otherwise protected by work product immunity. Reed Smith LLP is a limited liability partnership registered in England and Wales with registered number OC303620. It is a law firm authorised and regulated by the Solicitors Regulation Authority. The term partner in relation to Reed Smith LLP is used to refer to a member of the LLP or an employee or consultant of Reed Smith LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the members of Reed Smith LLP and of the non-members who are designated as partners and their professional qualifications is open to inspection at its registered office, The Broadgate Tower, 20 Primrose Street, London EC2A 2RS, England or on www.reedsmith.com and such persons are either solicitors, registered foreign lawyers or European lawyers.

Please refer to www.reedsmith.com for important information on Reed Smith LLP’s regulatory position.

In connection with the preparation and filing of a registration statement on Form F-1, we have been asked to provide opinions on certain matters, as set out below. We have taken instruction in this regard solely from the Company.

2.                                               FRENCH LAW

This opinion is limited to French law and is given on the basis that it will be governed by and construed in accordance with French law.

3.                                               SCOPE OF INQUIRY

For the purpose of this opinion, we have examined the documents listed and, where appropriate, defined in the Schedule to this opinion.

4.                                               ASSUMPTIONS

For the purpose of this opinion, we have made the following assumptions:

4.1.                                     all copy documents conform to the originals and all originals are genuine, complete and up-to-date;

4.2.                                     each signature is the genuine signature of the individual concerned;

4.3.                                     the extrait K-bis, the certificat en matière de procédures collectives and the copy of the statuts of the Company examined by us are complete and up-to-date;

4.4.                                     the resolutions and decisions referred to in paragraphs 4 to 5 of the Schedule have not been amended or superseded, the resolutions referred to in paragraph 4 of the Schedule were duly passed at a duly convened and held Extraordinary General Meeting of shareholders (Assemblée Générale Extraordinaire des actionnaires) of the Company, and the decisions referred to in paragraph 5 of the Schedule were duly passed at duly convened and held meetings of the Board of Directors (Conseil d’Administration) of the Company;

4.5.                                     the Underwriting Agreement and the Deposit Agreement constitute legally binding, valid and enforceable obligations of each party thereto under all applicable laws, in particular the laws of the State of New York by which they are expressed to be governed;

4.6.                                     the offering restrictions contained in the Underwriting Agreement and the Registration Statement have been and will be complied with;

4.7.                                     the maximum issuance amounts set forth in the resolution of the extraordinary shareholders’ meeting pursuant to which the Offered Securities are issued will not be exceeded as a result of the Offering.

5.                                               OPINION

Based on the documents referred to in the Schedule and the assumptions in paragraph 4 above and subject to the qualifications in paragraph 6 and to any matters not disclosed to us, we are of the opinion that the Initial Shares and the ordinary shares underlying the Initial ADSs and the ordinary shares underlying the Option ADSs, when issued by the Company in accordance with the resolutions of the Extraordinary General Meeting of shareholders (Assemblée Générale Extraordinaire des actionnaires) of the Company held on June 4, 2018 pursuant to, and in accordance with, the Underwriting Agreement against full payment of their subscription price as provided in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

6.                                               QUALIFICATIONS

This opinion is subject to the following qualifications:

6.1.                                     without limiting the generality of the foregoing, we have made no investigation as to the accuracy and exhaustiveness of the facts (including statements of foreign law) contained in any of the documents listed in the Schedule to this opinion;

6.2.                                     the issue of the Option ADSs will have to be decided by the Chairman of the Board of Directors, within the limits set forth by the Board of Directors’ decisions referred to in paragraph 5 of the Schedule;

6.3.                                     this opinion is subject to any limitation arising from ad hoc mandate (mandat ad hoc), conciliation (conciliation), accelerated safeguard (sauvegarde accélérée), accelerated financial safeguard (sauvegarde financière accélérée), safeguard (sauvegarde), judicial reorganisation (redressement judiciaire), judicial liquidation (liquidation judiciaire) (including a provision that creditors’ proofs of debts denominated in foreign currencies would be converted into euros at the rate applicable on the date of the court decision instituting the accelerated safeguard (sauvegarde accélérée), the accelerated financial safeguard (sauvegarde financière accélérée), the safeguard (sauvegarde), the judicial reorganisation (redressement judiciaire) and the judicial liquidation (liquidation judiciaire) proceedings), insolvency, moratorium and other laws of general application affecting the rights of creditors; and

6.4.                                     it should be noted that notice of any change affecting the status of the Company may not be filed immediately with the Registre du commerce et des sociétés and as a consequence may not immediately appear on the extrait K-bis. It should also be noted that the opening of ad hoc mandate (mandat ad hoc) or conciliation (conciliation) proceedings never appears on such document;

7.                                               RELIANCE

7.1.                                     This opinion is addressed to you solely for your benefit in connection with the Registration Statement. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document (other than the Registration Statement) or filed with anyone without our prior written express consent.

7.2.                                     We hereby consent to the filing with the U.S. Securities and Exchange Commission (the “Commission”) of this opinion as Exhibit 5.1 to the Registration Statement on Form F-1, as amended (File No. 333-231655) (the “Registration Statement”) and to the reference to Reed Smith LLP under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Reed Smith LLP

Reed Smith LLP

SCHEDULE

1                                                  A copy of the statuts of the Company as at July 5, 2019.

2                                                  The Extrait K-bis relating to the Company, issued by the Registre du commerce et des sociétés of Paris dated July 4, 2019.

3                                                  The certificat en matière de procédures collectives of the Company issued by the Registre du commerce et des sociétés of Paris delivered on July 5, 2019.

4                                                  A copy of the resolutions of the Extraordinary General Meeting of shareholders (Assemblée Générale Extraordinaire des actionnaires) of the Company passed on June 4, 2018, authorising the issue of the Offered Securities by capital increase without preferential rights to existing shareholders.

5                                                  A copy of the decisions of the Board of Directors (Conseil d’Administration) of the Company passed on July 1, 2019, on July 3, 2019 and on July 11, 2019 deciding on the principle of the issuance of the Offered Securities.

6                                                  A copy of the Registration Statement.

7                                                  A copy of the Underwriting Agreement.

8                                                  A copy of the Deposit Agreement.